UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2019

ACTUANT CORPORATION
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	ATU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, the Board of Directors of Actuant Corporation (the “Company”) approved the Actuant Corporation Senior Officer Severance Plan (the “Severance Plan”). The Company’s Board of Directors adopted the Severance Plan to provide increased certainty for the covered executive officers and the Company in the event of a severance. Further, the establishment of the Severance Plan is expected to assist the Company with the retention and recruitment of key executives, provide the Company with important protections, and reduce costs in the event of a dispute.

The Severance Plan applies to the Company’s Chief Executive Officer and any Executive Vice President of the Company (the “Senior Officers”). The Severance Plan specifically provides that none of the employees of the Company’s Engineered Components and Systems, LLC or Engineered Components and Systems II, LLC subsidiaries, or their subsidiaries, are included as Senior Officers covered by the Severance Plan.

The Severance Plan provides that, in the event the employment of a Senior Officer is terminated by the Company without “Cause” or by a Senior Officer with “Good Reason” (as each term is defined in the Severance Plan):

•
the Senior Officer would be entitled to receive a lump-sum payment equal to the sum of (i) one year’s base salary at the Senior Officer’s regular salary rate, (ii) the annual bonus that would have been payable to the Senior Officer under the Company’s annual bonus plan for the fiscal year in which such termination of employment occurs based on achievement of financial and other goals at “target” levels, and (iii) the portion of the monthly premium that the Company would normally pay for 12 months of medical, dental and vision coverage at the Senior Officer’s same level for such benefits immediately prior to the termination of employment (including dependent coverage, if applicable);

•
outstanding unvested stock options granted by the Company to the Senior Officer would become vested upon the termination of employment and each outstanding unexercised stock option, including previously vested stock options, would remain exercisable until the earlier of (i) the date such stock option would have expired by its original terms (disregarding any provision for early expiration of the stock option upon termination of employment) or (ii) 10 years after the date such stock option was granted;

•	outstanding restricted stock units granted by the Company to the Senior Officer would become vested upon termination of employment;

•
with respect to any outstanding performance shares awarded by the Company to the Senior Officer, the requirement for the Senior Officer to remain employed during the relevant period would be waived, and the Senior Officer would be entitled to receive, following the completion the relevant performance period, a pro rata pay out (based on the portion of the performance period during which the Senior Officer was employed) to the extent performance shares are earned based on the level of achievement of performance goals;

•	the Senior Officer would be entitled to receive benefits under the retirement plans of the Company in which the Senior Officer participates based on the terms of such plans; and

•
the Senior Officer would be entitled to receive outplacement services in a form, manner and with a scope of benefits as determined by the Compensation Committee of the Company’s Board of Directors, or any successor administrator appointed under the Severance Plan.

The Severance Plan provides for the reduction of the foregoing payments and benefits in connection with the application of Internal Revenue Code Section 280G if such a reduction would enable the Senior Officer to financially benefit on an after-tax basis. In addition, the Severance Plan provides that a Senior Officer whose employment is terminated in connection with a sale of a business unit is not entitled to the foregoing benefits if the Senior Officer receives an “Offer of Comparable Employment” (as defined in the Severance Plan) from the purchaser of the business unit. The Severance Plan also provides that if a Senior Officer becomes entitled, prior to satisfaction of conditions for payment under the Severance Plan, to receive severance benefits under an agreement with the Company upon termination of employment in connection with a change in control of the Company or sale of a business unit of the Company then no benefits are payable to the Senior Officer pursuant to the Severance Plan.

The receipt by a Senior Officer of any payment or other benefit under the Severance Plan is conditioned upon (i) the delivery by the Senior Officer of a full and unconditional release of all claims against the Company in a form appended to the Severance Plan (including a waiver of any payments or benefits under any Actuant Corporation Change in Control Agreement with the Senior Officer), (ii) the delivery by the Senior Officer of an agreement in a form appended to the Severance Plan including provisions relating to, among other matters, confidentiality, non-competition, non-solicitation of the Company’s customers, and non-hiring of the Company’s employees, and (iii) the Senior Officer’s agreement to provide reasonable assistance with respect to specified matters during the 12 months following termination of employment.

The Severance Plan provides that it may be amended or terminated at any time by the Company, provided that if there is a “Change in Control” of the Company (as defined in the Severance Plan), then during the two years following the Change in Control the Severance Plan may not be modified or rescinded to adversely affect the rights of the Senior Officers covered by the Severance Plan at the time of the Change in Control. In addition, if the Company becomes obligated to make any payments under the Severance Plan to a Senior Officer, the Severance Plan will remain in effect until such obligations have been satisfied. The Severance Plan also provides that all benefits under the Severance Plan are subject to the Company’s Executive Incentive Compensation Recoupment Policy or any other claw-back policy of the Company that is subsequently in effect.

The foregoing summary of the Severance Plan is qualified by the full terms of the Severance Plan, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 8.01    Other Events.

On July 30, 2019, the Company issued a press release announcing that its Board of Directors has declared an annual cash dividend on the Company’s common stock of $0.04 per share payable on October 14, 2019 to shareholders of record at the close of business on September 27, 2019. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
10.1	Actuant Corporation Senior Officer Severance Plan

99.1	Press release of Actuant Corporation dated July 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2019

ACTUANT CORPORATION

/s/ Fabrizio Rasetti
Fabrizio Rasetti Executive Vice President, General Counsel and Secretary